Exhibit 99.1

Vertiv Names Giordano Albertazzi President of the Americas Region

Karsten Winther to lead Vertiv in Europe, Middle East and Africa

Columbus, Ohio March 14, 2022 – Vertiv (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today announced that Giordano Albertazzi has been appointed President, Americas. Albertazzi most recently served as President, Europe, Middle East and Africa (EMEA), a role that will be assumed by Karsten Winther, currently vice president of sales in EMEA. As President Americas, Albertazzi will have responsibility for the Americas business, leveraging his experience and successes in EMEA to elevate the strategic and financial performance of the Americas region.

Albertazzi has been with the company for 24 years, the last six leading Vertiv in EMEA. In 2021 EMEA delivered organic sales growth over 18%, and improved adjusted operating profit margin by over 700 basis points.

“Giordano is the right person to lead our America’s business and drive rapid execution on the actions we are taking to address current environment challenges. In EMEA, Giordano has demonstrated his ability to drive top line and bottom line growth through transformational efforts ranging from systems implementations to go to market initiatives. He has accomplished the results by integrating cross functional teams and instilling discipline and agility that span how we operate internally and externally. We are confident that his leadership of the Americas will deliver similar success in the region,” said Rob Johnson, Vertiv CEO. “Giordano and Karsten have established outstanding leadership and vision during their careers with Vertiv, and I have complete confidence in their abilities in these new roles.”

Albertazzi and Winther have worked together for four years, driving meaningful results while building a successful culture based on accountability and speed. In his new position, Winther’s strong leadership qualities will allow him to continue the high levels of success in EMEA.

With this announcement, Albertazzi replaces John Hewitt, who is leaving Vertiv to pursue other opportunities.

Today’s announcement follows the company’s recent appointments of Li Ning as Chairman of Greater China and Edward Cui as President, North Asia.

For more information on Vertiv and its complete portfolio of digital infrastructure and continuity solutions, visit Vertiv.com.

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About Vertiv

Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to ensure its customers’ vital applications run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Columbus, Ohio, USA, Vertiv employs approximately 24,000 people and does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act., including anticipate future performance of Vertiv’s business. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statement set forth herein. Readers are referred to Vertiv’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning Vertiv and its operations. Vertiv is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT

Sara Steindorf

T +314-982-1725

E sara.steindorf@fleishman.com